Moyes & Co.
http://www.moyesco.com

Moyes & Co.m

February 13, 2012

Moyes & Co.

8235 Douglas Ave Suite 1221

Dallas TX 75225

The Directors

Mesa Energy Holdings, Inc.

5220 Spring Valley Road, Suite 615

Dallas, TX 75254

RE: CONSENT OF FAIRNESS OPINION LETTER

We hereby consent to the inclusion of our opinion letter, dated November 13, 2012, to the Board of Directors of Mesa Energy Holdings, Inc. (“Mesa”), as Annex D to the joint proxy statement/prospectus (“Joint Proxy Statement/Prospectus”) that forms a part of the Registration Statement on Form S-4 (File No. 333-185185), as filed with the Securities and Exchange Commission on November 29, 2012, and amendments thereto (collectively, the “Registration Statement”) and (ii) the references in the Joint Proxy Statement/Prospectus to such opinion and our firm in the Registration Statement under the headings “Background to the Acquisition,” “Summary — Fairness Opinion of Moyes & Co. to the Mesa Board of Directors,” “Mesa’s Reasons for the Acquisition,” and Appendix D “Fairness Opinion Report on Interests held by Mesa Energy.”

In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

P. Dee Patterson, P.E.

Managing Director

Moyes & Co.

dpatterson@moyesco.com

8235 Douglas Ave, Suite 1221	•	Dallas TX 75225 • U.S.A.	•	Tel: (214) 623-6700	•	Fax: (214) 623-6799
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